Exhibit 99.2

N E W S     R E L E A S E

FOR IMMEDIATE RELEASE:	Stanley Furniture Company, Inc.
December 9, 2010	Investor Contact:	Douglas I. Payne
(276) 627-2157

STANLEY FURNITURE ANNOUNCES
COMPLETION OF RIGHTS OFFERING

STANLEYTOWN, Virginia, December 9, 2010 – Stanley Furniture Company, Inc. (Nasdaq-NGS:STLY) announced today that it raised $12 million, the maximum gross proceeds possible, through its just concluded rights offering. The rights offering concluded on December 8, 2010 and was extremely well received and oversubscribed beyond the $12 million. Stanley Furniture previously offered transferable rights to purchase 3,333,324 shares of its common stock at a purchase price of $3.00 per share to stockholders of record as of November 15, 2010. In addition, Stanley Furniture had the option to issue an additional 666,676 shares to honor over-subscription requests. The $12 million of capital raised included the release of all 666,676 over-allotment shares and, as a result of the offering, the Company will issue 4,000,000 new shares of common stock.

“The Company and the Board of Directors are appreciative of the continued support of our shareholders and the confidence they have shown in our strategy and plan to return the business to profitability,” said Glenn Prillaman, our President and Chief Executive Officer. “This capital infusion strengthens our balance sheet and we believe it provides sufficient liquidity to complete our previously announced restructuring plan.”

About Stanley Furniture Company, Inc.

Established in 1924, Stanley Furniture Company, Inc. is a leading designer and manufacturer of wood furniture targeted at the premium price range of the residential market. Its common stock is traded on the Nasdaq stock market under the symbol STLY.

Forward Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include our success transitioning our adult product line to offshore vendors, costs relating to the transitioning of the Stanleytown facility to a warehouse and distribution center, our success in transitioning certain Young America products to our domestic manufacturing facilities, the cyclical nature of the furniture industry, lower sales due to worsening of current economic conditions, business failures or loss of large customers, competition in the furniture industry including competition from lower-cost foreign manufacturers, disruptions in offshore sourcing including those arising from supply or distribution disruptions or those arising from changes in political, economic and social conditions, as well as laws and regulations, in countries from which we source products, international trade policies of the United States and countries from which we source products, prepayment of our debt in the event we are not able to renegotiate financial covenants that become effective in the third quarter of 2011, the inability to obtain sufficient quantities of quality raw materials in a timely manner, the inability to raise prices in response to inflation and increasing costs, failure to anticipate or respond to changes in consumer tastes and fashions in a timely manner, environmental, health, and safety compliance costs, extended business interruption at manufacturing facilities and changes in credit market conditions. Any forward-looking statement speaks only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

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